Exhibit 23


                   CONSENT OF INDEPENDENT ACCOUNTANTS


     The Board of Directors
     Republic New York Corporation

     We consent to incorporation by reference in Registration Statements (No. 33-49507 and No. 33-42582) on Form S-3 and in Registration Statements (No. 33-44048, No. 33-38789 and No. 33-49639) on Form S-8 of Republic New
     York Corporation of our report dated January 18, 1994, relating to the consolidated statements of condition of Republic New York Corporation as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993, and the consolidated statements of condition of Republic National Bank of New York as of December 31, 1993 and 1992, which report appears on page 77 of the 1993 Republic New York Corporation Annual Report to Stockholders, in the Republic New York Corporation Annual Report on Form 10-K.


                                             KPMG PEAT MARWICK


     New York, New York
     March 28, 1994